                                                  EXHIBIT 23(d)





                        December 23, 1998


Board of Directors
Fidelity Financial of Ohio, Inc.
4555 Montgomery Road
Cincinnati, Ohio 45212

Members of the Board:

     We hereby consent to the inclusion of our opinion letter to the Board of Directors of Fidelity Financial of Ohio, Inc. ("FFOH") attached as an exhibit to the Prospectus/Joint Proxy Statement of FFOH and Glenway Financial Corporation ("GFCO") relating to the proposed merger transaction involving FFOH and GFCO and references thereto in such Prospectus/Joint Proxy Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit that we are "experts" for the purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.



                              Very truly yours,


                              /s/ Sandler O'Neill & Partners, L.P.
                              --------------------------------------
                              Sandler O'Neill & Partners, L.P.